UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2025

Photozou Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55806	90-1260322
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4-30-4F, Yotsuya Shinjuku-ku

Toyko, Japan

(Address of principal executive offices)

81-3-6369-1589

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On or about July 17, 2025, Ms. Yuko Takeuchi resigned as the Company’s Chief Financial Officer and Director. The resignation of Ms. Takeuchi was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On or about July 17, 2025, the Board of Directors of Photozou Holdings, Inc., (the “Company”) took the following actions by unanimous written consent: Mrs. Kazuki Matsuhashi be elected to serve as Chief Financial Officer and a Director of the Company.

On or about July 17, 2025, Kazuki Matsuhashi accepted the appointments as Chief Financial Officer and a Director of the Company.

The biographical information of Kazuki Matsuhashi is as follows:

Kazuki Matsuhashi, age 47, graduated from the Faculty of Law, Department of International Relations and Law, at Sophia University. From 2000 to 2004, Mrs. Matsuhashi held administrative and management positions at ING Life Insurance, Resona Bank, Tokyo Star Bank, and Agfa-Gevaert Japan Ltd. Since 2000, she has served as Administration Manager of OFF Line Co., Ltd.

As a result of Mrs. Matsuhashi’s experience in administration and management, the board has determined to elect Kazuki Matsuhashi as the Company’s Chief Financial Officer and Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photozou Holdings, Inc.

Date: November 18, 2025	By	/s/ Koichi Ishizuka
Koichi Ishizuka
Chief Executive Officer